UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2007

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 South Main Street Hector, MN		55342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (320) 848-6231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1, 2, 4-7 are not applicable and therefore omitted.

ITEM 3.01   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously reported in press releases and disclosed in reports on Form 8-K filed with the Securities and Exchange Commission, the Company did not timely file with the Securities and Exchange Commission reports on Form 10-Q for its first three 2007 fiscal quarters and its Report on Form 10-K for the twelve months ended December 31, 2006 (collectively the “2006 SEC Reports”), as a result of which the Company was out of compliance with the continued listing standards of the American Stock Exchange (AMEX) and, due to such noncompliance, the Company’s shares were subject to being de-listed from trading on AMEX.

On May 16, 2007 the Company publicly reported that it had filed its 2006 SEC Reports that day with the Securities and Exchange Commission. A copy of the Company’s May 16, 2007 press release announcing such filings is attached as Exhibit 99.1. In addition, on May 21, 2007 the Company filed with the Securities and Exchange Commission its definitive proxy statement with respect to its annual shareholders meeting to be held on June 21, 2007 on Schedule 14A which included information which was incorporated by reference into the 2006 Form 10-K Report. As a result of these filings the Company cured previously disclosed deficiencies that affected the continued listing of its securities with the American Stock Exchange under Sections 134 and 1101 of the AMEX Company Guide.

In the Company’s May 16, 2007 public announcement, the Company also reported that the filing of its Form 10-Q report for the three months ended March 31, 2007, as well as the announcement of the Company’s first quarter 2007 results, would be delayed approximately three weeks. On May 23, 2007 the Company provided guidance with respect to anticipated first quarter 2007 results and also reported that the Company expected to file its March 2007 Form 10-Q report by June 8, 2007. A copy of the Company’s May 23, 2007 press release providing such guidance is attached as Exhibit 99.2

On May 23, 2007 the Company received a letter from AMEX advising the Company that, because it had not filed its Form 10-Q report for the quarter ended March 31, 2007, this, in effect, represented a separate deficiency under the AMEX rules and that, in order for the Company to maintain its AMEX listing, the Company must submit a plan to AMEX by June 22, 2007 regarding how the Company intended to achieve compliance with relevant sections of the Company guide by no later than November 23, 2007. As reported above and in the Company’s May 23, 2007 press release, the Company expects to file its 2007 first quarter 10-Q by June 8 at which time it believes it will achieve compliance with the relevant sections of the Company Guide.

A copy of the letter from AMEX is attached hereto as Exhibit 99.3 and a copy of the Company’s press release announcing receipt of the letter and intended course of action is attached as Exhibit 99.4.

ITEM 8.01   OTHER EVENTS

To supplement information provided in the Company’s Reports on Form 8-K for May 22, 2006, May 25, 2006, July 7, 2006, October 16, 2006, January 10, 2007 and March 5, 2007, the information supplied under Item 3.01 above is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Press Release issued May 16, 2007
99.2	Press Release issued May 23, 2007
99.3	Letter from the American Stock Exchange (AMEX) dated May 23, 2007
99.4	Press Release issued May 29, 2007 reporting receipt of letter from AMEX

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By	/s/ Paul N. Hanson
Paul N. Hanson Its: Chief Financial Officer

Dated:   May 29, 2007